Exhibit 10.2

EQUITY EXCHANGE AGREEMENT

THIS EQUITY EXCHANGE AGREEMENT (this “Agreement”) is entered into as of September 30, 2024 by and among Infinite Reality, Inc., a Delaware corporation (“Infinite Reality”) and Super League Enterprise Inc., a Delaware corporation (“Super League,” and collectively with Infinite Reality, the “Parties,” and each, sometimes, a “Party”).

WHEREAS, simultaneously herewith, the Parties are entering into that certain Term Sheet of even date hereof (the “Term Sheet”); and

WHEREAS, in connection with entering into the Term Sheet, each of the Parties desire to invest in the other by exchanging shares of common stock, par value $0.001, of Infinite Reality (the “Infinite Reality Shares”), for shares of common stock, par value $0.001 per share of Super League (the “Super League Shares”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties agree as follows:

1.   Exchange of Shares.

(a)    Exchange. On the terms and subject to the conditions set forth in this Agreement, at the “Delivery Date” (as that term is defined in Section 4(c)(i) below) (i) Infinite Reality will convey, transfer and assign to Super League, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description other than restrictions imposed by or arising under federal or state securities laws, and Super League will acquire and accept from Infinite Reality, 139,592 newly-issued Infinite Reality Shares, and (ii) in exchange for the transfer of such securities by Infinite Reality, Super League will convey, transfer and assign to Infinite Reality, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, other than restrictions imposed by or arising under federal or state securities laws, and Infinite Reality will acquire and accept from Super League, 2,499,090 newly-issued Super League Shares (such exchange referred to herein as the “Exchange”).

(b)    Closing. The closing (“Closing”) of the Exchange shall occur upon the Delivery Date in accordance with the provisions of Section 4(c) below.

2.    Representations and Warranties of Infinite Reality. Infinite Reality hereby represents and warrants to Super League, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Delivery Date, as follows:

(a)    Organization and Qualification. Infinite Reality is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Infinite Reality is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization; No Restrictions, Consents or Approvals. Infinite Reality has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Infinite Reality Shares in accordance with the terms hereof. This Agreement has been duly executed by Infinite Reality and constitutes the legal, valid, binding and enforceable obligation of Infinite Reality, enforceable against Infinite Reality in accordance with its terms. The execution and delivery of this Agreement and the consummation by Infinite Reality of the transactions contemplated herein do not and will not (A) conflict with or violate any of the terms of the articles of incorporation and bylaws of Infinite Reality or any applicable law relating to Infinite Reality, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which Infinite Reality is bound or to which any property of Infinite Reality is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which Infinite Reality has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of Infinite Reality, (D) constitute an event permitting termination of any agreement or instrument to which Infinite Reality is a party or by which any property or asset of Infinite Reality is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which Infinite Reality has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which Infinite Reality is a party or by which Infinite Reality may be bound, or result in the violation by Infinite Reality of any laws to which Infinite Reality may be subject, or which would adversely affect the transactions contemplated herein. Other than the prior written approval of Newbury Street Acquisition Corporation, receipt of which has been obtained by Infinite Realty, no authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by Infinite Reality of this Agreement or the performance by Infinite Reality of its obligations hereunder.

(c)    Capitalization. The Infinite Reality Shares are the only class of the issued and outstanding shares of common stock of Infinite Reality. No securities of Infinite Reality are entitled to pre-emptive or similar rights, and no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. The issuance of the Infinite Reality Shares contemplated by this Agreement will not, immediately or with the passage of time; (A) obligate Infinite Reality to issue common stock of Infinite Reality or other securities (including but not limited to any securities in any subsidiary of Infinite Reality) to any person, or (B) result in a right of any holder of Infinite Reality securities to adjust the exercise, conversion, exchange or reset price of such securities.

(d)    Issuance of Shares. The Infinite Reality Shares have been duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof, and the Infinite Reality Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to all other holders of common stock, par value $0.001, of Infinite Reality.

(e)     Investment Representations.

(i)    Infinite Reality understands that the Super League Shares have not been registered under the Securities Act or any other applicable securities laws. Infinite Reality also understands that the Super League Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act.

(ii)    Infinite Reality has received all the information it considers necessary or appropriate for deciding whether to acquire the Super League Shares. Infinite Reality understands the risks involved in an investment in the Super League Shares. Infinite Reality further represents that it has had an opportunity to ask questions and receive answers from Super League regarding the business, properties, prospects, and financial condition of Super League and to obtain such additional information necessary to verify the accuracy of any information furnished to Infinite Reality or to which Infinite Reality had access. Infinite Reality further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(iii)    Infinite Reality is acquiring the Super League Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Super League Shares.

(iv)    Infinite Reality understands that the Super League Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Infinite Reality acknowledges and is aware that the Super League Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Infinite Reality has held the Super League Shares for the applicable holding period under Rule 144 or registered under the Securities Act.

(v)    Infinite Reality acknowledges and agrees that the book-entry issuance by the Company’s transfer agent, Issuer Direct, shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(f)    No Broker Fees. Infinite Reality has not incurred and will not incur any liability for finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, including but not limited to the issuance of the Infinite Shares and the receipt of the Super League Shares.

(g)    No Reliance. Infinite Reality has not relied on and is not relying on any representations, warranties or other assurances regarding Super League other than those representations and warranties set forth in this Agreement.

3.    Representations and Warranties of Super League. Super League hereby represents and warrants to Infinite Reality, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and as of the Delivery Date, as follows:

(a)    Organization and Qualification. Super League is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. Super League is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b)    Authorization; No Restrictions, Consents or Approvals. Super League has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Super League Shares in accordance with the terms hereof. Except for approvals of Super League’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Super League Shares to Infinite Reality hereunder, the execution, delivery and performance by Super League of this Agreement and the consummation by it of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of Super League, its Board of Directors or its stockholders is required. Once executed, this Agreement will constitute a valid and binding obligation of Super League enforceable against Super League in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c)    Capitalization. The authorized capital stock of Super League, inclusive of common and preferred classes, and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. Except as set forth in the Commission Documents, there are no agreements or arrangements under which Super League is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no securities of Super League are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which Super League is or may become bound to issue additional shares of the capital stock of Super League or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of Super League other than those issued or granted in the ordinary course of business pursuant to Super League’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by Super League to sell restricted securities, or with respect to equity securities issued pursuant to compensatory plans or arrangements, or as set forth in the Commission Documents, Super League is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of Super League. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein or therein. Super League has filed with the Commission true and correct copies of Super League’s Second Amended and Restated Certificate of Incorporation as in effect on the Delivery Date (the “Charter”), and Super League’s Amended and Restated Bylaws as in effect on the Delivery Date (the “Bylaws”).

(d)    Issuance of Shares. The Super League Shares to be issued under this Agreement have been duly authorized by all necessary corporate action on the part of Super League. The Super League Shares shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and Infinite Reality shall be entitled to all rights accorded to a holder of unregistered shares of common stock, par value $0.001 per share (“Common Stock”).

(e)    Investment Representations.

(i)    Super League understands that the Infinite Reality Shares have not been registered under the Securities Act or any other applicable securities laws. Super League also understands that the Infinite Reality Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) and/or Regulation D of the Securities Act.

(ii)    Super League has received all the information it considers necessary or appropriate for deciding whether to acquire the Infinite Reality Shares. Super League understands the risks involved in an investment in the Infinite Reality Shares. Super League further represents that it has had an opportunity to ask questions and receive answers from Infinite Reality regarding the business, properties, prospects, and financial condition of Infinite Reality and to obtain such additional information necessary to verify the accuracy of any information furnished to Super League or to which Super League had access. Super League further represents that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(iii)    Super League is acquiring the Infinite Reality Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Infinite Reality Shares.

(iv)    Super League understands that the Infinite Reality Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement. Super League acknowledges and is aware that the Infinite Reality Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Super League has held the Infinite Reality Shares for the applicable holding period under Rule 144 or registered under the Securities Act.

(v)    Super League acknowledges and agrees that each certificate representing the Infinite Reality Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(f)    No Conflicts. The execution, delivery and performance by Super League of this Agreement and the consummation by Super League of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of Super League’s Charter or Bylaws, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Super League or any of its Subsidiaries is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to Super League or any of its Subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement or as may be required under any federal or applicable state securities laws and applicable rules of the Trading Market, Super League is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue the Super League Shares to Infinite Reality in accordance with the terms hereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Delivery Date); provided, however, that, for purposes of the representation made in this sentence, Super League is assuming and relying upon the accuracy of the representations and warranties of Infinite Reality in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement.

(g)    SEC Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(i)    Since April 15, 2024, Super League has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the Commission by Super League under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act (the “SEC Documents”). As of the date of this Agreement, no Subsidiary of Super League is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each SEC Document filed with or furnished to the Commission prior to the date hereof and the Delivery Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the date hereof and the Delivery Date, on the date of such amended or superseded filing). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Super League under the Securities Act or the Exchange Act.

(ii)    The consolidated financial statements of Super League included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of Super League and its then consolidated Subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of Super League and its then consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The summary consolidated financial data included or incorporated by reference in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Commission Documents, as of and at the dates indicated. The pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Commission Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. Super League and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(iii)    Super League has timely filed all certifications and statements Super League is required to file under (A) Rule 13a-14 or Rule 15d-14under the Exchange Act or (B) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to all Commission Documents with respect to which Super League is required to file such certifications and statements thereunder.

(h)    No Material Adverse Effect; Absence of Certain Changes. Except as disclosed in the Commission Documents, since the date of the most recent audited financial statements of Super League included or incorporated by reference in the Commission Documents, (a) there has not occurred any Material Adverse Effect, or any development that would result in a Material Adverse Effect, and (b) Super League and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.

(i)    No Material Defaults. Except as set forth in the Commission Documents, neither Super League nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. Since January 1, 2023, Super League has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(j)    Material Contracts. Neither Super League nor any of its Subsidiaries is in material breach of or default in any respect under the terms of any material contract and, to the knowledge of Super League, as of the date hereof, no other party to any material contract is in material breach of or default under the terms of any material contract. Each material contract is in full force and effect and is a valid and binding obligation of Super League or the Subsidiary of Super League that is party thereto and, to the knowledge of Super League, is a valid and binding obligation of each other party thereto. Super League has not received any written notice of the intention of any other party to a material contract to terminate for default, convenience or otherwise, or not renew, any material contract.

(k)    Solvency. Super League has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does Super League have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors.

(l)    Actions Pending. There are no legal or governmental proceedings pending or, to the knowledge of Super League, threatened to which Super League or any Subsidiary is a party or to which any of the properties of Super League or any Subsidiary is subject other than proceedings accurately described in all material respects in the Commission Documents and proceedings that would not have a Material Adverse Effect on Super League and its subsidiaries, taken as a whole, and there are no statutes, regulations, contracts or other documents that are required to be described in any of the Commission Documents or to be filed as exhibits to any of the Commission Documents that are not described or filed as required.

(m)    Compliance with Law. Except as disclosed in the Commission Documents, Super League has not received written notice that it, or any of its subsidiaries, are not conducting its business in compliance with all laws, rules and regulations of the jurisdictions in which Super League or any of its Subsidiaries is conducting business that are applicable to Super League or any of its Subsidiaries, or any of their respective businesses or properties, except where such non-compliance with such laws, rules and regulations would not result in a Material Adverse Effect.

(n)    Certain Fees. Neither Super League nor any Subsidiary has incurred or will incur any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

(o)    Disclosure. Other than disclosures made by Super League to Infinite Reality pursuant to that certain Confidentiality Agreement entered into by the Parties dated September 6, 2024, Super League confirms that neither it nor any other person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning Super League or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement.

(p)    No Integrated Offering. None of Super League, its Subsidiaries or any of their Affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Super League Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause the issuance of the Super League Shares to require approval of stockholders of Super League under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of Super League, its Subsidiaries, their Affiliates nor any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Super League Shares under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings.

(q)    Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Super League has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has Super League received any notification that the Commission is contemplating terminating such registration. Other than as set forth in the Commission Documents, Super League has not received notice from the Trading Market to the effect that Super League is not in compliance with the listing or maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and have shares on deposit at DTC for transfer electronically to third parties via DTC through the Direct Registration System (“DRS”) or Deposit/Withdrawal at Custodian (“DWAC”) delivery system. Super League has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Super League Shares, electronic trading or book-entry services by DTC with respect to the Super League Shares are being imposed or is contemplated.

(r)    No Broker Fees. Super League had not incurred and will not incur any liability for finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, including but not limited to the issuance of the Super League Shares and the receipt of the Infinite Shares.

(s)    No Reliance. Super League has not relied on and is not relying on any representations, warranties or other assurances regarding Infinite Reality other than the representations and warranties expressly set forth in this Agreement.

4.    Closing.

(a)    Conditions to Obligations of all Parties. The obligations of each of the Parties under this Agreement (including, without limitation, the obligations of Infinite Reality to transfer the Infinite Reality Shares and Super League to transfer the Super League Shares) shall be subject to Super League receiving the approval of issuance of the Super League Shares by Super League’s stockholders at its next annual meeting of its stockholders, as required by Listing Rule 5635(b) and 5635(d) of the Nasdaq Capital Market.

(b)    Conditions to Infinite Reality’s Obligations. The obligations of Infinite Reality under this Agreement, (including, without limitation, the obligation to transfer the Infinite Reality Shares in exchange for the Super League Shares) shall be subject to satisfaction of the following conditions, unless waived by Infinite Reality: (i) Infinite Reality and Super League shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Delivery Date; (ii) all of the representations and warranties of Super League herein shall have been true and correct in all material respects on and as of the date hereof and the Delivery Date; (iii) Super League shall have executed and delivered to Infinite Reality all documents necessary to issue the Infinite Reality Shares to Super League, as contemplated by this Agreement (including those documents described in Section 4(c)); and (iv) Super League shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Infinite Reality and Super League, respectively.

(c)    Conditions to Super League’s Obligations. The obligations of Super League under this Agreement, (including, without limitation, the obligation to issue the Super League Shares in exchange for the Infinite Reality Shares) shall be subject to satisfaction of the following conditions, unless waived by Super League: (i) Infinite Reality shall have performed in all respects all agreements, and satisfied in all respects all conditions on their part to be performed or satisfied hereunder, at or prior to the Delivery Date; (ii) all of the representations and warranties of Infinite Reality herein shall have been true and correct in all material respects on and as of the date hereof and the Delivery Date; (iii) Infinite Reality shall have executed and delivered to Super League all documents necessary to transfer the Super League Shares to Infinite Reality, as contemplated by this Agreement (including those documents described in Section 4(c)) and (iv) Infinite Reality shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the incorporation document and bylaws of Infinite Reality and Super League, respectively.

(d)    Closing Documents. The following shall apply with respect to the closing of the Equity Exchange:

(i)    No later than the third (3rd) Business Day after the satisfaction of the conditions set forth in Section 4(a), Section 4(b), and Section 4(c), above (the “Delivery Date”), Infinite Reality shall deliver to Super League, in form and substance reasonably satisfactory to Super League, (i) certificates evidencing the Infinite Reality Shares, together with stock powers duly authorized for such certificates to allow such certificates to be registered in the name of Super League; and (ii) copies of resolutions adopted by the board of directors of Infinite Reality and certified by an executive officer of Infinite Reality authorizing the execution of this Agreement and delivery of, and performance of Infinite Reality’s obligations under, this Agreement, including but not limited to the issuance of the Infinite Reality Shares.

(ii)    On the Delivery Date, Super League shall deliver to Infinite Reality, in form and substance reasonably satisfactory to Infinite Reality, (i) evidence that the Super League Shares have been issued in book-entry form with the Company’s transfer agent, Issuer Direct, and (ii) copies of resolutions adopted by the board of directors of Super League and certified by an executive officer of Super League authorizing the execution of this Agreement and delivery of, and performance of Super League’s obligations under, this Agreement, including but not limited to the issuance of the Super League Shares.

5.   Survival of Representations and Warranties.

None of the representations, warranties and covenants of Infinite Reality or Super League contained in this Agreement shall survive the Closing except that the representations in Section 2(a), Section 2(b), Section 2(c), Section 2(d), Section 2(e), Section 3(a), Section 3(b), Section 3(c), Section 3(d), and Section 3(e), shall survive until the latest date permitted by applicable law. Except as specifically set forth in the preceding sentence, no other representation, warranty or covenant of any party set forth in this Agreement will survive the Closing, and no party will have any rights or remedies after the Closing with respect to any misrepresentation of or inaccuracy in any such representation, warranty or covenant.

6.    Defined Terms. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms as set forth below.

(a)    “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 of the Securities Act.

(b)    “Business Day” means any day other than (i) Saturday or Sunday and (ii) any other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

(c)    “Commission Documents” shall mean those documents filed by the Company with the Securities and Exchange Commission by the Company since August 14, 2024, the date on which the Company filed its quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2024. For purposes of this Agreement, all references to a registration statement (on any form), or prospectus, or to any amendment or supplement thereto, or any other document filed by the Company pursuant to the Securities Act or the Exchange Act, shall be deemed to include the most recent copy of any such document filed with the Commission through its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications system used by the Securities and Exchange Commission (collectively, “EDGAR”).

(d)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(e)    “Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated hereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement; provided, however, that with respect to clause (ii), in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” (except in the case of clause (a), (b), (d) and (f), in each case, to the extent that such event, change, circumstance or development disproportionately affects the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated entities operating in any of the industries in which the Company or any of its Subsidiaries operates): (a) any change or development in applicable laws or GAAP or any official interpretation thereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, financial, commodity, currency, bitcoin mining, cryptocurrency, electricity or natural gas conditions or other market conditions generally affecting any of the foregoing, the economy or the industry in which the Company or any of its Subsidiaries operates, (c) the announcement or the execution of this Agreement, or the performance of the Company’s obligations under this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, regulatory agencies, partners, providers and employees, (d) any change or development generally affecting any of the industries or markets in which the Company or any of its Subsidiaries operates, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wildfire or other natural disaster, epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), weather condition, explosion, fire, act of God or other force majeure event (other than any such event resulting in material destruction or permanent damage to the Company powerplant and/or a material portion of the equipment located therein, all of which may be taken into account for purposes of determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), or (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel.

(f)    “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(g)    “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

(h)    “Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

(i)    “Eligible Market” means The Nasdaq Capital Market (or any nationally recognized successor to any of the foregoing).

7.   General Provisions.

(a)    Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, County of New Castle, including but not limited to the Court of Chancery, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address set forth in Section 7(d) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(c)    Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(d)    Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party may specify in writing pursuant to this Section 7(d). Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by email, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, one (1) business day after date of delivery with such courier.

If to Infinite Reality:

Infinite Reality, Inc.

50 Washington St Ste 402E. Norwalk, CT 06854-2710

Norwalk, CT 06854-2710

Attn: John Canning, Chief Financial Officer

Email: jc@theinfinitereality.com

If to Super League:

Super League Enterprise, Inc.

2912 Colorado Ave., Suite 203, Santa Monica, CA 90404

Attention: Clayton Haynes, Chief Financial Officer

Email: clayton,haynes@superleague.com

(e)    No Third-Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the parties hereto, and no other person shall have any rights or remedies hereunder.

(f)    Public Announcements. Each of Infinite Reality and Super League will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law (including but not limited to any federal or state securities laws), rule or regulation, court process or by obligations pursuant to any listing agreement with any national securities exchange.

(g)    Interpretation. For purposes of this Agreement, the following rules of interpretation shall apply, except to the extent otherwise expressly provided or the context otherwise requires:

(i)     any reference to “$” shall mean U.S. dollars;

(ii)    references to “Exhibit,” “Annex,”, “Appendix”, “Article,” “Section” or “Sections” in this Agreement refer to the corresponding exhibit, annex, article, section or sections, respectively, of this Agreement;

(iii)    all exhibits, appendices, and annexes attached hereto or referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any exhibit, appendix, annex but not otherwise respectively defined therein shall be defined as set forth in this Agreement;

(iv)    the headings and captions of each exhibit, appendix, annex, article and section in this Agreement, are provided for convenience only and shall not affect the construction or interpretation of this Agreement;

(v)    any reference to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(vi)    the words such as “herein,” “hereof,” “hereunder” and “herewith” in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear;

(vii)    the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(h)    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(i)    Counterparts. This Agreement may be executed in one or more counterparts (including fax, electronic mail and DocuSign counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INFINITE REALITY, INC.		SUPER LEAGUE ENTERPRISE INC.

By:	/s/ John Acunto	By:	/s/ Ann Hand
	Name: John Acunto		Name: Ann Hand
	Its: Chief Executive Officer		Its: Chief Executive Officer

Signature Page to Equity Exchange Agreement